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                                                                     Exhibit 4.2

                                                                  Execution Copy

                   AMENDED AND RESTATED REGISTRATION AGREEMENT

     THIS AMENDED AND RESTATED REGISTRATION AGREEMENT (this "Agreement"), is made as of the 12th day of July, 2000, by and among COMPDENT CORPORATION, a Delaware corporation (the "Company") certain original stockholders of the Company (collectively the "Original Stockholders") listed on Schedule I hereto, and certain new stockholders of the Company (collectively the "New Stockholders," together with the Original Stockholders, the "Stockholders," each a "Stockholder") listed on Schedule II hereto.

     WHEREAS, the New Stockholders are on the date hereof acquiring, an aggregate of 40,170.85 shares of the Series B Convertible Preferred Stock, $0.01 par value per share, of the Company (the "Series B Preferred Stock") and 3,503,170 shares of the common stock, $0.01 par value per share, of the Company (the "Common Stock") from the Company pursuant to the terms of a Stock Purchase Agreement dated the date hereof by and among the Company, the New Stockholders and certain of the Original Stockholders (the "Stock Purchase Agreement").

     WHEREAS, in connection with the Stock Purchase, the Original Stockholders and the New Stockholders desire to amend and restate in its entirety that certain Registration Rights Agreement, dated as of June 17, 1999 by and among the Company, as successor to TAGTCR Acquisition, Inc., a Delaware corporation ("TAGTCR"), and the Original Stockholders in order to agree upon the terms upon which their investment in the capital stock of the Company will be held, transferred and voted.

     WHEREAS, the Company and the Stockholders desire to enter into this Agreement for the purposes, among others, of establishing the manner and terms by which the Stockholder Shares may be registered.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

     1. Demand Registrations.

          (a) Requests for Registration. At any time, upon the affirmative vote of the Required Investor Groups, the holders of at least a majority of the Group A Registrable Securities, the holders of at least a majority of the Group B Registrable Securities and the holders of at least a majority of the Group C Registrable Securities, acting together, may jointly request registration under the Securities Act of all or part of their Registrable Securities on Form S-1 or any similar long-form registration ("Long-Form Registrations") or, if available, on Form S-2 or S-3 or any similar short-form registration ("Short-Form Registrations"). In addition, after such time as the Company has completed its initial public offering of its Common Stock under the Securities Act, the holders of at least a majority of the Group A Registrable Securities or the holders of at least a majority of the Group B Registrable Securities or the holders of at least a majority of the Group C Registrable Securities or the holders of at least a majority of the Group D Registrable Securities or

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the holders of at least a majority of the Group E Registrable Securities may jointly or individually request registration under the Securities Act of all or part of their Registrable Securities in a Long Form Registration or, if available, in a Short Form Registration. All registrations requested pursuant to this Section 1(a) are referred to herein as "Demand Registrations." Each request for a Demand Registration shall specify the approximate number of Group A Registrable Securities, Group B Registrable Securities, Group C Registrable Securities, Group D Registrable Securities and Group E Registrable Securities (as applicable) requested to be registered and the anticipated per share price range for such offering. Within ten days after receipt of any such request, the Company shall give written notice of such requested registration to all other holders of Registrable Securities and, subject to Section 1(d) below, will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice.

          (b) Long-Form Registrations. Subject to Section 1(a) above, the holders of a majority of the Group A Registrable Securities, the holders of a majority of the Group B Registrable Securities and the holders of a majority of the Group C Registrable Securities shall each be entitled to request unlimited Long-Form Registrations in which the Company will pay all Registration Expenses (as defined below in Section 5). Subject to Section 1(a) above, the holders of a majority of the Group D Registrable Securities and the holders of a majority or the Group E Registrable Securities shall each be entitled to request up to two Long-Form Registrations. The Company will pay all the Registration Expenses in connection with such Long-Form Registrations. All Long-Form Registrations shall be underwritten registrations.

          (c) Short-Form Registrations. In addition to the Long-Form Registrations provided pursuant to Section 1(b), the holders of a majority of the Group A Registrable Securities, the holders of a majority of the Group B Registrable Securities, the holders of a majority of the Group C Registrable Securities, the holders of a majority of the Group D Registrable Securities and the holders of a majority of the Group E Registrable Securities shall each be entitled to request an unlimited number of Short-Form Registrations in which the Company will pay all Registration Expenses. Demand Registrations will be Short-Form Registrations whenever the Company is permitted to use any applicable short form. After the Company has become subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, the Company shall use its best efforts to make Short-Form Registrations on Form S-3 available for the sale of Registrable Securities. All Short-Form Registrations shall be underwritten registrations, unless otherwise agreed to by the Company.

          (d) Priority on Demand Registrations. The Company will not include in any Demand Registration any securities which are not Registrable Securities without the prior written consent of the holders of a majority of the Registrable Securities included in such registration. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold therein without adversely


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affecting the marketability of the offering, the Company will include in such registration (i) first, the number of Registrable Securities requested to be included in such registration which in the opinion of such underwriters can be sold without adverse effect, pro rata among the respective holders thereof on the basis of the number of Registrable Securities owned by each such holder and
(ii) second, other securities requested to be included in such Demand Registration, pro rata among the holders of such securities on the basis of the number of such securities owned by each such holder.

          (e) Restrictions on Demand Registrations. The Company will not be obligated to effect any Demand Registration within six months after the effective date of a previous Demand Registration. The Company may postpone for up to six months (from the date of the request) the filing or the effectiveness of a registration statement for a Demand Registration if the Company's board of directors reasonably and in good faith believes that such Demand Registration would reasonably be expected to have a material adverse effect on any proposal or plan by the Company or any of its Subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business) or any stock purchase, merger, consolidation, tender offer or similar transaction; provided, however, that in such event, the holders of Registrable Securities initially requesting such Demand Registration will be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall be treated as if it had never been made in the first instance, and the Company will pay all Registration Expenses in connection with such registration. The Company may delay a Demand Registration hereunder only once in any 12-month period.

          (f) Selection of Underwriters. The holders of a majority of the Registrable Securities included in any Demand Registration shall have the right to select the investment banker(s) and manager(s) to administer the offering, subject to the Company's approval which will not be unreasonably withheld or delayed.

          (g) Other Registration Rights. Except as provided in this Agreement, the Company will not grant to any Persons the right to request that the Company register any equity securities of the Company, or any securities convertible into or exchangeable or exercisable for any such securities, without the prior written consent of the Required Investor Groups; provided, however that the Company will not grant any rights to register any equity securities of the Company, or any securities convertible into or exchangeable or exercisable for any such securities, which are senior to the rights held by the TCW/Crescent Investors without the prior written consent of the TCW/Crescent Investors.

     2. Piggyback Registrations.

          (a) Right to Piggyback. Whenever the Company proposes to register any of its equity securities under the Securities Act (other than pursuant to a Demand Registration (which is addressed in Section 1 above rather than this Section 2) or a registration on Form S-4 or S-8 or any successor or similar forms) and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), whether or not for sale for its own account, the Company will give prompt written notice to all holders of Registrable Securities of its intention to


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effect such a registration and, subject to Sections 2(c) and 2(d) below, will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice; provided that with respect to any Piggyback Registration, the Required Investor Groups, shall have the right to exclude all (but not less than all) of the Registrable Securities from such Piggyback Registration.

          (b) Piggyback Expenses. In all Piggyback Registrations, the Registration Expenses of the holders of Registrable Securities will be paid by the Company.

          (c) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing (with a copy to each party hereto requesting registration of Registrable Securities) that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of such offering, the Company will include in such registration
(i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the holders thereof on the basis of the number of Registrable Securities owned by each such holder, and (iii) third, other securities requested to be included in such registration pro rata among the holders of such securities on the basis of the number of such other securities owned by each such holder.

          (d) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities (it being understood that secondary registrations on behalf of holders of Registrable Securities are addressed in Section 1 above rather than in this Section 2(d)), and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration, (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the number of Registrable Securities owned by each such requesting holder, and (iii) third, other securities requested to be included in such registration pro rata among the holders of such other securities on the basis of the number of such securities owned by each such holder.

          (e) Selection of Underwriters. If any Piggyback Registration is an underwritten offering, the selection of the investment banker(s) and manager(s) for the offering must be approved by the holders of a majority of the Registrable Securities included in such Piggyback Registration, which approval shall not be unreasonably withheld.

          (f) Withdrawal by Company. If, at any time after giving notice of its intention to register any of its securities as set forth in Section 2(a) and before the effective date of such registration statement filed in connection with such registration, the Company shall determine, for


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any reason, not to register such securities, the Company may, at its sole discretion, give written notice of such determination to each holder of Registrable Securities and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith as provided herein).

          (g) Other Registrations. If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to
Section 1 or pursuant to this Section 2, and if such previous registration has not been withdrawn or abandoned, the Company will not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-4 or S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least six months has elapsed from the effective date of such previous registration.

     3. Holdback Agreements.

          (a) Each holder of Registrable Securities agrees not to effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities, options or rights convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 180-day period beginning on the effective date of any underwritten public offering of the Company's equity securities (including Demand and Piggyback Registrations) (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree.

          (b) The Company agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 180-day period beginning on the effective date of any underwritten public offering of the Company's equity securities (including Demand and Piggyback Registrations) (except as part of such underwritten registration or pursuant to registrations on Form S-4 or S-8 or any successor form), unless the underwriters managing the registered public offering otherwise agree and (ii) to cause each holder of its Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock, purchased or otherwise acquired from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during any such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree.

     4. Registration Procedures. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof and pursuant thereto the Company will as expeditiously as possible:


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          (a) prepare and (within 60 days after the end of the period within which requests for registration may be given to the Company) file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and thereafter use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents will be subject to review of such counsel);

          (b) prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of either (i) not less than six months (subject to extension pursuant to Section 7(b)) or, if such registration statement relates to an underwritten offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer, or
(ii) such shorter period as will terminate when all of the securities covered by such registration statement during such period have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement (but in any event not before the expiration of any longer period required under the Securities Act), and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

          (c) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

          (d) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection or (ii) subject itself to taxation in any such jurisdiction;

          (e) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the discovery of the happening of any event as a result of which, the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under


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which they were made, and, at the request of any such seller, the Company will prepare and furnish to such seller a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

          (f) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on a securities exchange or the National Association of Securities Dealers (the "NASD") automated quotation system and, if listed on the NASD automated quotation system, use its best efforts to secure designation of all such Registrable Securities covered by such registration statement as a "national market system security" of The Nasdaq Stock Market within the meaning of Rule 11Aa2-1 of the Securities and Exchange Commission or, failing that, to secure The Nasdaq Stock Market's authorization for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the NASD;

          (g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

          (h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split, combination of shares, recapitalization or reorganization);

          (i) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate and business documents and properties of the Company, and cause the Company's officers, directors, employees, agents, representatives, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

          (j) otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of
Section 11(a) of the Securities Act and Rule 158 thereunder;

          (k) permit any holder of Registrable Securities which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company,


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to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included;

          (l) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in such registration statement for sale in any jurisdiction, the Company will use its reasonable best efforts promptly to obtain the withdrawal of such order;

          (m) use its reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;

          (n) obtain a cold comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters, which letter shall be addressed to the underwriters; and use its reasonable best efforts to cause such cold comfort letter to also be addressed to the holders of such Registrable Securities; and

          (o) obtain an opinion from the Company's outside counsel in customary form and covering such matters of the type customarily covered by such opinions, which opinion shall be addressed to the underwriters and the holders of such Registrable Securities.

If any such registration or comparable statement refers to any holder by name or otherwise as the holder of any securities of the Company and if such holder, in its sole and exclusive judgment, is or might be deemed to be an underwriter or a controlling person of the Company, such holder shall have the right to require
(i) the insertion therein of language, in form and substance satisfactory to such holder and presented to the Company in writing, to the effect that the holding by such holder of such securities is not to be construed as a recommendation by such holder of the investment quality of the Company's securities covered thereby, and that such holding does not imply that such holder shall assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any similar federal or state statute then in force, the deletion of the reference to such holder; provided that, with respect to this clause (ii), such holder shall furnish to the Company an opinion of counsel to such effect, which opinion and counsel shall be reasonably satisfactory to the Company. The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

     5. Registration Expenses.


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          (a) All expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company (all such expenses being herein called "Registration Expenses"), will be borne as provided in this Agreement, except that the Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or, if none are so listed, on a securities exchange or the NASD automated quotation system.

          (b) In connection with each Demand Registration and each Piggyback Registration, the Company shall reimburse the holders of Registrable Securities included in such registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Registrable Securities included in such registration.

          (c) To the extent Registration Expenses are not required to be paid by the Company, each holder of securities included in any registration hereunder will pay those Registration Expenses allocable to the registration of such holder's securities so included, and any Registration Expenses not so allocable will be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of each seller's securities to be so registered.

     6. Indemnification.

          (a) The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each holder of Registrable Securities, its officers, directors, agents, and employees and each Person who controls such holder (within the meaning of the Securities Act) against any and all losses, claims, damages, liabilities, joint or several, together with reasonable costs and expenses (including reasonable attorney's fees), to which such indemnified party may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of, are based upon, are caused by, or result from (i) any untrue or alleged untrue statement of material fact contained (A) in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or (B) in any application or other document or communication (in this Section 6 collectively called an "application") executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify any securities covered by such registration statement under the "blue sky" or securities laws thereof, or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such holder and each such director, officer and controlling Person for any legal or any other expenses incurred by


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them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of, is based upon, is caused by, or results from an untrue statement or alleged untrue statement, or omission or alleged omission, made in such registration statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or in any application, in reliance upon, and in conformity with, written information prepared and furnished to the Company by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with any underwritten offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

          (b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the full extent permitted by law, will indemnify and hold harmless the other holders of Registrable Securities and the Company, and their respective directors, officers, agents and employees and each other Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities, joint or several, together with reasonable costs and expenses (including reasonable attorney's fees), to which such indemnified party may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of, are based upon, are caused by, or result from (i) any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or in any application or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is made in such registration statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information prepared and furnished to the Company by such holder expressly for use therein; provided, however, that the obligation to indemnify will be individual to each holder and will be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

          (c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person's right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such


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defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

          (d) The indemnifying party shall not, except with the approval of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to each indemnified party of a release from all liability in respect to such claim or litigation without any payment or consideration provided by such indemnified party.

          (e) If the indemnification provided for in this Section 6 is unavailable to or is insufficient to hold harmless an indemnified party under the provisions above in respect to any losses, claims, damages or liabilities referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the sellers of Registrable Securities and any other sellers participating in the registration statement on the other hand from the sale of Registrable Securities pursuant to the registered offering of securities as to which indemnity is sought or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the sellers of Registrable Securities and any other sellers participating in the registration statement on the other hand in connection with the registration statement on the other in connection with the statement or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the sellers of Registrable Securities and any other sellers participating in the registration statement on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) to the Company bear to the total net proceeds from the offering (before deducting expenses) to the sellers of Registrable Securities and any other sellers participating in the registration statement. The relative fault of the Company on the one hand and of the sellers of Registrable Securities and any other sellers participating in the registration statement on the other hand shall be determined by reference to, among other things, whether the untrue or alleged omission to state a material fact relates to information supplied by the Company or by the sellers of Registrable Securities or other sellers participating in the registration statement and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (f) The Company and the sellers of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation

(even if the sellers of Registrable Securities were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, no seller of Registrable Securities shall be required to contribute any amount in excess of the net proceeds received by such seller from the sale of Registrable Securities covered by the registration statement filed pursuant hereto. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (g) The indemnification and contribution by any such party provided for under this Agreement shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and will remain in full force and effect regardless of any investigation made or omitted by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities.

     7. Participation in Underwritten Registrations.

          (a) No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including, without limitation, pursuant to the terms of any over-allotment or "green shoe" option requested by the managing underwriter(s), provided that no holder of Registrable Securities will be required to sell more than the number of Registrable Securities that such holder has requested the Company to include in any registration) and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

          (b) Each Person that is participating in any registration hereunder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(e) above, such Person will forthwith discontinue the disposition of its Registrable Securities pursuant to the registration statement until such Person's receipt of the copies of a supplemented or amended prospectus as contemplated by such Section 4(e). In the event the Company shall give any such notice, the applicable time period mentioned in Section 4(b) during which a Registration Statement is to remain effective shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to this Section 7 to and including the date when each seller of a Registrable Security covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 4(e).

     8. Current Public Information. At all times after the Company has filed a registration statement with the Securities and Exchange Commission pursuant to the requirements of either the Securities Act or the Securities Exchange Act, the Company will file all reports required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder, and will take such further action as any holder or holders of Registrable Securities may reasonably request, all to the extent required to enable such holders to sell Registrable Securities pursuant to Rule 144 adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission.

     9. Definitions.

          "Affiliate" of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise, and if such Person is a partnership, "Affiliate" shall also mean each general partner and limited partner of such Person. Without limiting the generality of the foregoing, (i) each investment fund managed by Golder, Thoma, Cressey, Rauner, Inc. or any successor thereto shall be deemed to be an Affiliate of each of the initial holders of the GTCR Shares, (ii) each investment fund managed by TA Associates, Inc. or any successor thereto shall be deemed to be an Affiliate of each of the initial holders of the TA Shares and (iii) each investment fund managed by Chisholm Management IV. L.P. or any successor thereto shall be deemed to be an Affiliate of each of the initial holders of the Fleet Shares.

          "Common Stock" means the Company's Common Stock, par value $.01 per share, and any capital stock of any class of the Company hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

          "Convertible Preferred Stock" means the Company's Series A Convertible Preferred Stock together with the Company's Series B Convertible Preferred Stock.

          "Distribution Event" means with respect to the GTCR Investors on the one hand or the TA Investors on the other hand or the Fleet Investors on the other hand, a ratable distribution by such Person to their limited partners, shareholders and members (as applicable) of at least 80% of the Registrable Securities held by them on the date hereof.

          "Fleet Investors" means Fleet Private Equity Co., Inc., Fleet Equity Partners VI, L.P., Chisholm Partners IV, L.P., Kennedy Plaza Partners II, LLC and their Affiliates.

          "Fleet Shares" means any capital stock, warrants, options or other right which constitute Stockholder Shares, as defined in the Amended and Restated Stockholders Agreement, hereunder and which were initially issued to any Fleet Investor. References in this Agreement to "a majority of the Fleet Investors" shall be deemed to be references to a majority of the Fleet Shares that are Common Stockholder Shares, as defined in the Amended and Restated Stockholders Agreement, calculated on a fully-diluted basis.

          "GICAbbott Investors" means Wolverine Investment Pte Ltd and Abbott Capital 1330 Investors I, L.P.

          "Group A Investors" means (i) at any time prior to the occurrence of a Distribution Event for the GTCR Investors, the GTCR Investors; (ii) at any time after a Distribution Event for the GTCR Investors and before the occurrence of a Distribution Event for the TA Investors and the Fleet Investors, the TA Investors and the Fleet Investors; (iii) at any time after a Distribution Event for both the GTCR Investors and the Fleet Investors, but prior to a Distribution Event for the TA Investors, the TA Investors; (iv) at any time after a Distribution Event for both the GTCR Investors and the TA Investors, but prior to a Distribution Event for the Fleet Investors, the Fleet Investors; and (v) at any time after the occurrence of a Distribution Event for all of the GTCR Investors, the TA Investors and the Fleet Investors, the GICAbbott Investors.

          "Group A Registrable Securities" means (i) any Common Stock originally issued to any Group A Investors, (ii) any Common Stock issued upon conversion of any Convertible Preferred Stock originally issued to any Group A Investor; and
(iii) any Common Stock issued or issuable directly or indirectly with respect to the securities referred to in clauses (i) and (ii) above upon exercise, conversion or exchange or by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Group A Registrable Securities, such securities shall cease to be Group A Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force) or repurchased by the Company or any Subsidiary. For purposes of this Agreement, a Person shall be deemed to be a holder of Group A Registrable Securities, and the Group A Registrable Securities shall be deemed to be in existence, whenever such Person has the right to acquire directly or indirectly such Group A Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Group A Registrable Securities hereunder.

          "Group B Investors" means (i) at any time prior to the occurrence of a Distribution Event for the TA Investors, the TA Investors; (ii) at any time after a Distribution Event for the TA Investors and before the occurrence of a Distribution Event for the GTCR Investors and the Fleet Investors, the GTCR Investors and the Fleet Investors; (iii) at any time after a Distribution Event for both the TA Investors and the Fleet Investors, but prior to a Distribution Event for the GTCR Investors, the GTCR Investors; (iv) at any time after the Distribution Event for both the GTCR Investors and the TA Investors, but prior to a Distribution Event for the Fleet Investors, the Fleet

Investors; and (v) at any time after the occurrence of a Distribution Event for all of the GTCR Investors, the TA Investors and the Fleet Investors, the GICAbbott Investors.

          "Group B Registrable Securities" means (i) any Common Stock originally issued to any Group B Investors, (ii) any Common Stock issued upon conversion of any Convertible Preferred Stock originally issued to any Group B Investors; and
(iii) any Common Stock issued or issuable directly or indirectly with respect to the securities referred to in clauses (i) and (ii) above upon exercise, conversion or exchange or by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Group B Registrable Securities, such securities shall cease to be Group B Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force) or repurchased by the Company or any Subsidiary. For purposes of this Agreement, a Person shall be deemed to be a holder of Group B Registrable Securities, and the Group B Registrable Securities shall be deemed to be in existence, whenever such Person has the right to acquire directly or indirectly such Group B Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Group B Registrable Securities hereunder.

          "Group C Investors" means (i) at any time prior to the occurrence of a Distribution Event for the Fleet Investors, the Fleet Investors; (ii) at any time after a Distribution Event for the Fleet Investors and before the occurrence of a Distribution Event for the GTCR Investors and the TA Investors, the GTCR Investors and the TA Investors; (iii) at any time after a Distribution Event for both the Fleet Investors and the TA Investors, but prior to a Distribution Event for the GTCR Investors, the GTCR Investors; (iv) at any time after the Distribution Event for both the Fleet Investors and the GTCR Investors, but prior to a Distribution Event for the TA Investors, the TA Investors; and (v) at any time after the occurrence of a Distribution Event for all of the Fleet Investors and the GTCR Investors and the Fleet Investors, the GICAbbott Investors.

          "Group C Registrable Securities" means (i) any Common Stock originally issued to any Group C Investors, (ii) any Common Stock issued upon conversion of any Convertible Preferred Stock originally issued to any Group C Investor; and
(iii) any Common Stock issued or issuable directly or indirectly with respect to the securities referred to in clauses (i) and (ii) above upon exercise, conversion or exchange or by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Group C Registrable Securities, such securities shall cease to be Group C Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force) or repurchased by the Company or any Subsidiary. For purposes of this Agreement, a Person shall be deemed to be a holder of Group C Registrable Securities, and the Group C Registrable Securities shall be deemed to be in existence, whenever such Person has the right to acquire directly or indirectly such Group C Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Group C Registrable Securities hereunder.

          "Group D Investors" means the TCW/Crescent Investors.

          "Group D Registrable Securities" means (i) any Common Stock originally issued to any Group D Investors, (ii) any Common Stock issued upon conversion of any Convertible Preferred Stock originally issued to any Group D Investor or exercise of the Warrant; and (iii) any Common Stock issued or issuable directly or indirectly with respect to the securities referred to in clauses (i) and (ii) above upon exercise, conversion or exchange or by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Group D Registrable Securities, such securities shall cease to be Group D Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force) or repurchased by the Company or any Subsidiary. For purposes of this Agreement, a Person shall be deemed to be a holder of Group D Registrable Securities, and the Group D Registrable Securities shall be deemed to be in existence, whenever such Person has the right to acquire directly or indirectly such Group D Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Group A Registrable Securities hereunder.

          "Group E Investors" means the Bank of America, N. A., Banc of America Securities LLC and their Affiliates.

          "Group E Registrable Securities" means (i) any Common Stock originally issued to any Group E Investors, (ii) any Common Stock issued upon conversion of any Convertible Preferred Stock originally issued to any Group E Investor; and
(iii) any Common Stock issued or issuable directly or indirectly with respect to the securities referred to in clauses (i) and (ii) above upon exercise, conversion or exchange or by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Group E Registrable Securities, such securities shall cease to be Group E Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force) or repurchased by the Company or any Subsidiary. For purposes of this Agreement, a Person shall be deemed to be a holder of Group E Registrable Securities, and the Group E Registrable Securities shall be deemed to be in existence, whenever such Person has the right to acquire directly or indirectly such Group E Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Group E Registrable Securities hereunder.

          "GTCR Investors" means Golder, Thoma, Cressey, Rauner Fund V, L.P., GTCR Associates V, and their Affiliates.

          "GTCR Shares" means any capital stock, warrants, options or other rights which constitute Stockholder Shares, as defined in the Amended and Restated Stockholders Agreement, hereunder and which were initially issued to any GTCR Investor. References in this Agreement to "a majority of the GTCR Investors" shall be deemed to be references to a majority of the GTCR Shares that are Common Stockholder Shares, as defined in the Amended and Restated Stockholders Agreement, calculated on a fully-diluted basis.

          "Other Investor" means any Stockholder other than the Group A Investors, the Group B Investors, the Group C Investors, the Group D Investors, or the Group E Investors.

          "Other Registrable Securities" means (i) any Common Stock originally issued to any Other Investor, (ii) any Common Stock issued upon conversion of any Convertible Preferred Stock originally issued to any Other Investor; and
(iii) any Common Stock issued or issuable directly or indirectly with respect to the securities referred to in clauses (i) and (ii) above upon exercise, conversion or exchange or by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Other Registrable Securities, such securities shall cease to be Other Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force) or repurchased by the Company or any Subsidiary. For purposes of this Agreement, a Person shall be deemed to be a holder of Other Registrable Securities, and the Other Registrable Securities shall be deemed to be in existence, whenever such Person has the right to acquire directly or indirectly such Other Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Other Registrable Securities hereunder.

          "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "Registrable Securities" means, collectively, the Group A Registrable Securities, the Group B Registrable Securities, Group C Registrable Securities, Group D Registrable Securities, Group E Registrable Securities and the Other Registrable Securities.

          "Required Investor Groups" means two of the following three groups: the holders of at least a majority of the Group A Registrable Securities, the holders of at least a majority of the Group B Registrable Securities and the holders of at least a majority of the Group C Registrable Securities.

          "Securities Act" means the Securities Act of 1933, as amended, or any similar federal law then in force.

          "Securities and Exchange Commission" includes any governmental body or agency succeeding to the functions thereof.

          "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

          "Series A Convertible Preferred Stock" means the Company's Series A Convertible Preferred Stock, par value $.01 per share.

          "Series B Convertible Preferred Stock" means the Company's Series B Convertible Preferred Stock, par value $.01 per share.

          "Subsidiary" or "Subsidiaries" means, with respect to any Person, any corporation, limited liability company, partnership, association, or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or (ii) if a limited liability company, partnership, association, or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of such Person or entity or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association, or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association, or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association, or other business entity.

          "TA Investors" means TA/Advent VIII L.P., Advent Atlantic and Pacific III L.P., TA Executives Fund LLC, TA Investors LLC, and their Affiliates

          "TA Shares" means any capital stock, warrants, options or other rights which constitute Stockholder Shares, as defined in the Amended and Restated Stockholders Agreement, hereunder and which were initially issued to any TA Investor. References in this Agreement to "a majority of the TA Investors" shall be deemed to be references to a majority of the TA Shares that are Common Stockholder Shares, as defined in the Amended and Restated Stockholders Agreement, calculated on a fully-diluted basis.

          "TCW/Crescent Investors" means, collectively, TCW/Crescent Mezzanine Partners II, L.P., a Delaware limited partnership, TCW/Crescent Mezzanine Trust II, a Delaware business trust, TCW Leveraged Income Trust, L.P., a Delaware limited partnership, TCW Leveraged Income Trust II, L.P., a Delaware limited partnership, and TCW Leveraged Income Trust IV, L.P., a Delaware limited partnership, any of their Affiliates or any holder of Stockholder Shares for whom Trust Company of the West or any Affiliate of Trust Company of the West acts as an account manager.

          "Warrant" means, collectively, the warrants of the Company issued to the TCW/Crescent Investors pursuant to that certain Securities Purchase Agreement dated as of the date hereof by and among the Company, American Prepaid Professional Services, Inc., and the Subsidiary Guarators named therein and the Purchasers listed on the signature pages thereto, and that certain Warrant Agreement dated as of the date hereof by and between the Company and the Purchasers listed on the signature pages thereto.

     10. Miscellaneous.

          (a) No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to either Company's securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

          (b) Adjustments Affecting Registrable Securities. The Company will not will take any action, or permit any change to occur, with respect to the Company's securities which would materially and adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would adversely affect the marketability of such Registrable Securities in any such registration (including, without limitation, effecting a stock split, combination of shares, or other recapitalization).

          (c) Additional Stockholders. In connection with the issuance of any additional equity securities of the Company to any Person, the Company may permit such Person to become a party to this Agreement and succeed to all of the rights and obligations of a "Stockholder" under this Agreement by obtaining the consent of the holders of a majority of the Registrable Securities and an executed counterpart signature page to this Agreement, and, upon such execution, such Person shall for all purposes be a "Stockholder" party to this Agreement.

          (d) Amendment and Waiver. Except as otherwise provided herein, no modification, amendment, or waiver of any provision of this Agreement will be effective against the Company or the holders of Registrable Securities, unless such modification, amendment, or waiver is approved in writing by the Company and the holders of at least a majority of the Registrable Securities; provided, however, that in the event that such amendment or waiver (i) is with respect to any provision of this Agreement which contains rights which are unique to a single holder or group of holders of Registrable Securities or (ii) would materially and adversely affect a single holder or group of holders of Registrable Securities in a manner substantially different than any other holders of Registrable Securities, then such amendment or waiver will require the consent of such holder of Registrable Securities or a majority of the Registrable Securities held by such group of holders materially and adversely affected. Notwithstanding the foregoing, if an amendment or modification of this Agreement serves merely to add a party hereto, then such amendment or modification will be effective against the Company and the holders of Registrable Securities if such amendment or modification is approved in writing by the Company, the holders of at least a majority of the Registrable Securities, and such new party hereto. Notwithstanding anything to the contrary set forth in this Section 10(d), no modification, amendment or waiver of any provision of this Agreement which would materially and adversely affect the Fleet Investors in a different manner than the TA Investors or the GTCR Investors shall be effective unless such modification, amendment or waiver shall have been approved in writing by the Fleet Investors. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

          (e) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          (f) Entire Agreement. Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

          (g) Successors and Assigns. Except as expressly otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Stockholders and any subsequent holders of Registrable Securities and the respective successors and assigns of each of them.

          (h) Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

          (i) Remedies. The parties hereto shall be entitled to enforce their rights under this Agreement specifically to recover damages by reason of any breach of any provision of this

Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party hereto may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

          (j) Notices. Any notice provided for in this Agreement shall be in writing and shall be either (i) personally delivered, (ii) sent by registered or certified mail (return receipt requested and postage prepaid), (iii) sent by reputable overnight courier service (charges prepaid), or (iv) sent by facsimile, in each case, to the Company at the address set forth below and to any other recipient at the address indicated on the Notices Schedule attached hereto, or if such recipient is not listed on the Notices Schedule attached hereto, at the address indicated by the Company's records. Any Person may change its address for purposes of this Agreement by providing prior notice of such change to the other parties hereto in accordance with this Section. Notices will be deemed to have been given hereunder (i) when delivered personally, (ii) three days after being mailed, (iii) one day after deposit with a reputable overnight courier service, or (iv) in the cases of notices sent by facsimile, when receipt is acknowledged. The Company's address is:

                    CompDent Corporation
                    100 Mansell Court East, Suite 400
                    Roswell, Georgia 30076
                    Attention: President
                    Facsimile: (770) 992-4349

                    with copies to:

                    Fleet Equity Partners
                    50 Kenney Plaza
                    Providence, Rhode Island 02903
                    Attention: Michael Gorman
                    Facsimile: (401) 278-6387

                    Golder, Thoma, Cressey, Rauner, Inc.
                    6100 Sears Tower
                    Chicago, Illinois 60606-6402
                    Attention: Donald J. Edwards
                    Facsimile: (312) 382-2201

                    TCW/Crescent Investors
                    c/o TCW/Crescent Mezzanine, L.L.C.
                    200 Crescent Court, Suite 1600
                    Dallas, Texas 75201
                    Attn: Timothy P. Costello
                    Phone: (214) 740-7348
                    Facsimile: (214) 740-7382

                    Bank of America, N.A.
                    Leveraged Finance
                    NC1-007-07-01
                    100 North Tryon Street
                    Charlotte, NC 28255
                    Attention: Geoffrey Ellis or Lucine Kirchhoff
                    Facsimile: (704) 388-0209

                    McGuire, Woods, Battle & Boothe LPP
                    Bank of America Corporate Center, 29th Floor
                    100 North Tryon Street
                    Charlotte, North Carolina 28280
                    Attention: Lee Ann Rooney
                    Facsimile: (704) 373-8935

                    Gardere & Wynne, L.L.P.
                    1601 Elm Street, Suite 3000
                    Dallas, TX 75201
                    Attention: Gary B. Clark
                    Phone: (214) 999-4341
                    Facsimile: (214) 999-4667

                    TA Associates, Inc.
                    High Street Tower, Suite 2500
                    125 High Street
                    Boston, MA 02110
                    Attention: Roger B. Kafker
                    Facsimile: (617) 574-6728

                    Goodwin, Procter & Hoar LLP
                    Exchange Place
                    Boston, MA 02109
                    Attention: John R. LeClaire, P.C.
                    Facsimile: (617) 523-1231

                    Kirkland & Ellis
                    200 East Randolph Drive
                    Chicago, Illinois 60601
                    Attention: Sanford E. Perl
                    Facsimile: (312) 861-2200

          (k) Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice of law or other conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

          (l) No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

          (m) Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the state in which the Company's chief executive office is located, the time period shall automatically be extended to the business day immediately following such Saturday, Sunday or legal holiday.

          (i) Construction. Whenever the context requires, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter. All references to Sections and Paragraphs refer to sections and paragraphs of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than limitation.

          (n) Board Approval. Whenever this Agreement calls for or refers to the consent or approval of any matter by any holder of Registrable Securities, such consent or approval shall be deemed given by such holder if each of such holder's designees on the Company's board of directors (the "Board") has, in his capacity as a director of the Company, given his consent or approval with respect to such matter at a duly convened meeting of the Board or pursuant to an effective unanimous written consent of the Board, unless, with respect to any given matter, such holder notifies the Company in writing that the consent or approval at the Board level by such holder's designees on the Board does not constitute the consent or approval by such holder itself.

          (o) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                                    * * * * *

          IN WITNESS WHEREOF, the parties hereto have executed this Registration Agreement on the day and year first above written.

                                        COMPDENT CORPORATION


                                        By /s/ David R. Klock
                                           -------------------------------------
                                        Its Chairman & Chief Executive Officer


                                        GOLDER, THOMA, CRESSEY, RAUNER FUND V,
                                        L.P.

                                        By: GTCR V, L.P., its General Partner

                                        By: Golder, Thoma, Cressey, Rauner,
                                            Inc., its General Partner


                                        By: /s/ Joseph Nolan
                                            ------------------------------------
                                        Its: Principal


                                        GTCR ASSOCIATES V

                                        By: Golder, Thoma, Cressey, Rauner,
                                            Inc., its Managing General Partner


                                        By: /s/ Joseph Nolan
                                            ------------------------------------
                                        Its: Principal


                                        NMS CAPITAL, L.P.

                                        By: NMS Capital Management LLC, its
                                            General Partner


                                        By [illegible]
                                           -------------------------------------
                                        Its
                                            ------------------------------------

           [CONTINUATION OF SIGNATURE PAGE TO REGISTRATION AGREEMENT]

                                        TA/ADVENT VIII L.P.

                                        By: TA Associates, Inc., its General
                                            Partner


                                        By /s/ Roger B. Kafker
                                           -------------------------------------
                                        Its Managing Director


                                        ADVENT ATLANTIC AND PACIFIC III L.P.

                                        By: TA Associates, Inc., its General
                                            Partner


                                        By /s/ Roger B. Kafker
                                           -------------------------------------
                                        Its Managing Director


                                        TA EXECUTIVES FUND LLC

                                        By: TA Associates, Inc., its Manager


                                        By /s/ Roger B. Kafker
                                           -------------------------------------
                                        Its Managing Director


                                        TA INVESTORS LLC

                                        By: TA Associates, Inc., its Manager


                                        By /s/ Roger B. Kafker
                                           -------------------------------------
                                        Its Managing Director

           [CONTINUATION OF SIGNATURE PAGE TO REGISTRATION AGREEMENT]

                                        FLEET PRIVATE EQUITY CO., INC.


                                        By: /s/ Scott F. Hilinski
                                            ------------------------------------
                                            Scott F. Hilinski, Vice President


                                        FLEET EQUITY PARTNERS VII, L.P.

                                        By: Fleet Growth Resources, Inc.


                                        By: /s/ Scott F. Hilinski
                                            ------------------------------------
                                            Scott F. Hilinski, Vice President


                                        KENNEDY PLAZA PARTNERS II, LLC

                                        By: Chisholm Management IV, L.P.,
                                            Manager


                                        By: /s/ Scott F. Hilinski
                                            ------------------------------------
                                            Scott F. Hilinski, Principal


                                        CHISHOLM PARTNERS IV, L.P.

                                        By: Chisholm Management IV, L.P.,
                                            General Partner


                                        By: /s/ Scott F. Hilinski
                                            ------------------------------------
                                            Scott F. Hilinski, Principal

           [CONTINUATION OF SIGNATURE PAGE TO REGISTRATION AGREEMENT]


                                        /s/ David R. Klock
                                        ----------------------------------------
                                        David R. Klock


                                        /s/ Phyllis A. Klock
                                        ----------------------------------------
                                        Phyllis A. Klock

           [CONTINUATION OF SIGNATURE PAGE TO REGISTRATION AGREEMENT]


/s/ Kenneth K. Bohrer                   /s/ Kenneth MacDougall
-------------------------------------   ----------------------------------------
Kenneth K. Bohrer                       Kenneth MacDougall


/s/ Wiley J. Bryant                     /s/ Bruce A. Mitchell
-------------------------------------   ---------------------------------------
Wiley J. Bryant                         Bruce A. Mitchell


/s/ James V. Carpenter                  /s/ Karen B. Mitchell
-------------------------------------   ---------------------------------------
James V. Carpenter                      Karen B. Mitchell


/s/ Robert W. Donegan                   /s/ Miguel A. Montilla
-------------------------------------   ---------------------------------------
Robert W. Donegan                       Miguel A. Montilla


/s/ Harry G. Evans                      /s/ Demetrios L. Spelios
-------------------------------------   ---------------------------------------
Harry G. Evans                          Demetrios L. Spelios


/s/ Kenneth J. Hammer                   /s/ Ronald S. Wood
-------------------------------------   ---------------------------------------
Kenneth J. Hammer                       Ronald S. Wood


/s/ James E. Harshaw                    /s/ Keith J. Yoder
-------------------------------------   ---------------------------------------
James E. Harshaw                        Keith J. Yoder

           [CONTINUATION OF SIGNATURE PAGE TO REGISTRATION AGREEMENT]

                                        THE KAUFMANN FUND


                                        By /s/ Lawrence Auriana
                                           -------------------------------------
                                        Its Lawrence Auriana, Chairman


                                        /s/ Roger B. Kafker
                                        ----------------------------------------
                                        Roger B. Kafker


                                        /s/ Richard D. Tadler
                                        ----------------------------------------
                                        Richard D. Tadler


                                        /s/ Jane Broderick
                                        ----------------------------------------
                                        Jane Broderick


                                        /s/ Jonathan Goldstein
                                        ----------------------------------------
                                        Jonathan Goldstein


                                        ABBOTT CAPITAL 1330 INVESTORS I, L.P.


                                        By [illegible]
                                           -------------------------------------
                                        Its
                                            ------------------------------------


                                        WOLVERINE INVESTMENT PTE. LTD.


                                        By /s/ Brett K. Fisher
                                           -------------------------------------
                                        Its Director


                                        GE FINANCIAL ASSURANCE HOLDINGS, INC.


                                        By [illegible]
                                           -------------------------------------
                                        Its
                                            ------------------------------------

           [CONTINUATION OF SIGNATURE PAGE TO REGISTRATION AGREEMENT]

                                        TCW/CRESCENT MEZZANINE PARTNERS II, L.P.
                                        TCW/CRESCENT MEZZANINE TRUST II

                                        By: TCW/Crescent Mezzanine II, L.P.,
                                            as general partner or managing owner

                                        By: TCW/Crescent Mezzanine, L.L.C.,
                                            its General Partner


                                        By: /s/ Timothy P. Costello
                                            ------------------------------------
                                        Name: Timothy P. Costello
                                        Title: Managing Director


                                        TCW LEVERAGED INCOME TRUST, L.P.

                                        By: TCW Advisors (Bermuda), Limited,
                                            as General Partner


                                        By: /s/ Darryl L. Schall
                                            ------------------------------------
                                        Name: Darryl L. Schall
                                        Title: Managing Director


                                        By: TCW Investment Management Company,
                                            as Investment Advisor


                                        By: /s/ Timothy P. Costello
                                            ------------------------------------
                                        Name: Timothy P. Costello
                                        Title: Managing Director

           [CONTINUATION OF SIGNATURE PAGE TO REGISTRATION AGREEMENT]

                                        TCW LEVERAGED INCOME TRUST II, L.P.

                                        By: TCW (LINC II), L.P.

                                        By: TCW Advisors (Bermuda), Limited,
                                            as General Partner


                                        By: /s/ Darryl L. Schall
                                            ------------------------------------
                                        Name: Darryl L. Schall
                                        Title: Managing Director

                                        By: TCW Investment Management Company,
                                            as Investment Advisor


                                        By: /s/ Timothy P. Costello
                                            ------------------------------------
                                        Name: Timothy P. Costello
                                        Title: Managing Director


                                        TCW LEVERAGED INCOME TRUST IV, L.P.

                                        By: TCW Asset Management Company,
                                            as its Investment Advisor


                                        By: /s/ Darryl L. Schall
                                            ------------------------------------
                                        Name: Darryl L. Schall
                                        Title: Managing Director


                                        By: /s/ Timothy P. Costello
                                            ------------------------------------
                                        Name: Timothy P. Costello
                                        Title: Managing Director

                                        By: TCW (LINC IV), L.L.C.
                                            as General Partner

                                        By: TCW Asset Management Company
                                            as its Managing Member


                                        By: /s/ Darryl L. Schall
                                            ------------------------------------
                                        Name: Darryl L. Schall
                                        Title: Managing Director


                                        By: /s/ Timothy P. Costello
                                            ------------------------------------
                                        Name: Timothy P. Costello
                                        Title: Managing Director

           [CONTINUATION OF SIGNATURE PAGE TO REGISTRATION AGREEMENT]

                                        2000 EXCHANGE PLACE FUND


                                        By: [illegible]
                                            ------------------------------------
                                        Its Manager


                                        GPH CB PARTNERS


                                        By: /s/ Jeffrey C. Hadden
                                            ------------------------------------
                                            Partner


                                        LEASE PLAN NORTH AMERICA, INC.


                                        By: [illegible]
                                            ------------------------------------
                                            Senior Vice President

                                   SCHEDULE I

Golder, Thoma, Cressey, Rauner Fund V, L.P.
GTR Associates V
TA/Advent VIII L.P.
Advent Atlantic and Pacific III L.P.
TA Executives Fund LLC
TA Investors LLC
Roger B. Kafker
Richard D. Tadler
Jane Broderick
Jonathan Goldstein
NMS Capital, L.P.
The Kaufmann Fund
David R. Klock
Phyllis A. Klock
Abbott Capital 1330 Investors I, L.P.
GE Financial Assurance Holdings, Inc.
Kenneth K. Bohrer
Wiley J. Bryant
James V. Carpenter
Robert W. Donegan
Harry G. Evans
Kenneth J. Hammer
James E. Harshaw
Kenneth MacDougall
Bruce A. Mitchell
Karen B. Mitchell
Miguel A. Montilla
Demetrios L. Spelios
Ronald S. Wood
Keith J. Yoder

                                   SCHEDULE II

Fleet Private Equity Co., Inc.
Fleet Equity Partners VII, L.P.
Kennedy Plaza Partners II, LLC
Chisholm Partners IV, L.P.
2000 Exchange Place Fund
GPH CB Partners
Lease Plan North America, Inc.
Wolverine Investment Pte. Ltd.
TCW/Crescent Mezzanine Partners II, L.P.
TCW/Crescent Mezzanine Trust II
TCW Leveraged Income Trust, L.P.
TCW Leveraged Income Trust II, L.P.
TCW Leveraged Income Trust IV, L.P.

                                 NOTICE SCHEDULE

Golder, Thoma, Cressey, Rauner Fund V, L.P.,
GTCR Associates V
6100 Sears Tower
Chicago, Illinois 60606-6402
Attention: Donald J. Edwards
Facsimile: (312) 382-2201

     with a copy to:

     Kirkland & Ellis
     200 East Randolph Drive
     Chicago, Illinois 60601
     Attention: Sanford E. Perl
     Facsimile: (312) 861-2200

Roger B. Kafker
Richard D. Tadler
Jane Broderick
Jonathan Goldstein
TA/Advent VIII L.P.,
Advent Atlantic and Pacific III L.P.,
TA Executives Fund LLC, or
TA Investors LLC
c/o TA Associates, Inc.
High Street Tower, Suite 2500
125 High Street
Boston, MA 02110
Attention: Roger B. Kafker
Facsimile: (617) 574-6728

     with a copy to:

     Kirkland & Ellis
     200 East Randolph Drive
     Chicago, Illinois 60601
     Attention: Sanford E. Perl
     Facsimile: (312) 861-2200

NMS Capital, L.P.
c/o Bank of America
231 S. LaSalle
Chicago, IL 60697
Attention: Ted McCaffrey

David R. Klock or Phyllis A. Klock
c/o CompDent Corporation
100 Mansell Court East, Suite 400
Roswell, Georgia 30076
Facsimile: (770) 992-4349

     with a copy to:

     Holland & Knight LLP
     400 North Ashley Drive, Suite 2300
     Tampa, Florida 33602-4300
     Attention: Robert Grammig
     Facsimile: (813) 229-0134

GE Financial Assurance Holdings, Inc.
777 Long Ridge Road, Building B
Stamford, CT 06927
Attention: Greg Bouleris
Facsimile: (203) 703-1888

     with a copy to:

     Weil, Gotshal & Manges, LLP
     767 Fifth Avenue
     New York, NY 10153-0119
     Attention: Carl D. Lobell
     Facsimile: (212) 310-8007

Abbott Capital 1330 Investors I, L.P.
1330 Avenue of the Americas Suite 2800
New York, NY 10019
Attention: Thomas W. Hallagan

Wolverine Investment Pte. Ltd.
255 Shoreline Drive Suite 600
Redwood City, CA 94065
Attention: Brett Fisher

     with a copy to:

     Wolverine Investment Ptd Ltd
     156 West 56th Street, 19th Floor
     New York, NY 10019
     Attention: Andrew Kwee

     and:

     Pillsbury Madison & Sutro LLP
     235 Montgomery Street
     San Francisco, CA 94104
     Attention: Gregg Vignos

     Fleet Private Equity Co., Inc.
     Fleet Equity Partners VII, L.P.
     Chisholm Partners IV, L.P.
     Kennedy Plaza Partners
     c/o Chisholm Management IV, L.P.
     50 Kennedy Plaza
     Providence, RI 02903
     Attention: Michael Gorman
     Facsimile: (401) 278-6387

          with a copy to:

          Edwards & Angell LLP
          2800 BankBoston Plaza
          Providence, RI 02903
          Attention: Joseph A. Kuznecki, Jr.
          Facsimile: (401) 276-6611

TCW/Crescent Mezzanine Partners II, L.P.
TCW/Crescent Mezzanine Trust II
TCW Leveraged Income Trust, L.P.
TCW Leveraged Income Trust II, L.P.
TCW Leveraged Income Trust IV, L.P.
c/o TCW/Mezzanine, L.L.C.
200 Crescent Court, Suite 1600
Dallas, TX 75201
Attention: Timothy P. Costello
Phone: (214) 740-7348
Facsimile: (214) 740-7382

Kenneth K. Bohrer
Wiley J. Bryant
James V. Carpenter
Robert W. Donnegan
Harry G. Evans
Kenneth J. Hammer
James E. Harshaw Kenneth MacDougall
Bruce E. Mitchell
Karen B. Mitchell
Miguel A. Montilla
Demetrios L. Spelions
Ronald S. Wood
Keith J. Yoder
c/o CompDent Corporation
100 Mansell Court East, Suite 400
Roswell, Georgia 30076
Facsimile: (770) 992-4349

The Kaufman Fund
c/o Hans Utsch
140 E. 45th Street, 43rd Floor
New York, NY 10017
Phone: (212) 922-0123
Facsimile: (212) 661-2266

2000 Exchange Place Fund
GPH CB Partners
c/o Jeffrey C. Hadden
Goodwin, Procter & Hoar LLP
Exchange Place
Boston, MA 02109
Facsimile: (617) 523-1231

Lease Plan North America
c/o Michael Foster
LaSalle Bank
135 South LaSalle, Suite 308
Chicago, IL 60603
Facsimile: (312) 904-8544